UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 31, 2016

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2016, Imperva, Inc. (“Imperva” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2016 and providing its business outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 31, 2016, the board of directors of Imperva approved a restructuring plan to improve the Company’s operational focus and establish a more cost-effective structure by reducing sales, marketing and general and administrative expenses through reductions in headcount and spending generally. The Company expects this restructuring plan to result in an estimated annual total reduction in spending of $15.0 million. These actions are expected to be completed by the end of the fourth quarter of 2016. The Company anticipates incurring pre-tax restructuring charges of $10.0 million to $12.0 million, substantially all of which are termination-related costs, of which $7.0 million to $7.5 million would be for non-cash expenditures primarily consisting of stock-based compensation expense and $3.0 million to $4.5 million would be for cash severance costs. The Company expects to expense these pre-tax charges in the fourth quarter of 2016.

Forward Looking Statements. Certain statements in this Current Report, other than purely historical information, including statements relating to our restructuring plan, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “should,” and similar expressions. These forward -looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including the Company’s ability to achieve the anticipated operational efficiencies and other benefits of the restructuring plan. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of the Form 10-Q filed with the Securities and Exchange Commission on August 5, 2016 and the Company’s other filings. Imperva undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.02.	Compensatory Arrangements of Certain Officers.

On October 31, 2016, the compensation committee (the “Committee”) of the board of directors of Imperva approved discretionary bonuses for the quarter ended September 30, 2016 for all executive officers eligible to participate in the Imperva Senior Management Bonus Plan for 2016 (the “2016 Bonus Plan”) other than Imperva’s Chief Executive Officer, who did not receive a bonus. The discretionary bonuses were in an amount equal to 30% of each executive officer’s target quarterly bonus amount under the 2016 Bonus Plan. None of the executive officers otherwise received a bonus under the 2016 Bonus Plan. The bonus amounts approved for each named executive officer are set forth in the table below.

Named Executive Officer	Third Quarter Discretionary Bonus
Anthony Bettencourt, President and Chief Executive Officer	$0
Mark Kraynak, SVP and GM of Enterprise Solutions	$11,250
Sunil Nagdev, SVP, WW Services and Support	$9,938
Terrence Schmid, Chief Financial Officer	$13,950
Amichai Shulman, Chief Technology Officer	$7,234	*

*	Mr. Shulman is paid in Israeli shekels. This amount has been converted to U.S. dollars using an average exchange rate from the last 12 months of US$1.00 to ILS 3.85.

As previously disclosed in the Current Report on Form 8-K filed on February 3, 2016, bonuses under the 2016 Bonus Plan are tied to achievement of quarterly revenue targets that were approved by the Committee on February 1, 2016. Although the Company did not achieve the threshold revenue target for the quarter ended September 30, 2016 under the 2016 Bonus Plan, the Committee determined to award a discretionary bonus to recognize the executive officers’ efforts in achieving actual revenue for the quarter ended September 30, 2016 that exceeded the revenue forecast provided by the Company on August 4, 2016, their efforts in connection with the previously unplanned comprehensive review of strategic alternatives that was concluded October 31, 2016, and in consideration of the fact that no bonus had been awarded for the quarter ended June 30, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Imperva, Inc., dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: November 3, 2016	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Imperva, Inc., dated November 3, 2016.